UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 19, 2007

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 19, 2007, OSI Systems, Inc., a California corporation (the “Company”), effected a “short-form” merger of a wholly-owned subsidiary of the Company with and into Spacelabs Healthcare, Inc., a Delaware corporation (“Spacelabs”), under the General Corporation Law of the State of Delaware. Prior to the merger, the Company owned approximately ninety and seven-tenths percent (90.7%) of the outstanding shares of the common stock, par value $.001 per share (“Common Stock”), of Spacelabs and the remaining approximately nine and three-tenths percent (9.3%) was held by various individuals and entities (the “Minority Shareholders”). Upon the consummation of the merger, Spacelabs became a wholly-owned subsidiary of the Company and each share of Common Stock held by the Minority Shareholders immediately prior to the effective time of the merger was (except for stockholders who properly exercise dissenters’ rights under Delaware law) converted into the right to receive 100p or US$2.01 per share, without interest. The Common Stock, which prior to the merger traded under the ticker symbol “SLAB” on the AIM (formerly known as the Alternative Investment Market), a stock market administered by the London Stock Exchange, will be de-listed from AIM in connection with the merger.

Prior to the completion of the merger, all of the assets and liabilities of Spacelabs had been fully reflected in the Company’s consolidated financials with an appropriate adjustment for the minority interest in Spacelabs.

On December 20, 2007, the Company also issued a press release regarding the merger. A copy of the press release is attached to this filing as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release of OSI Systems, Inc. dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 20, 2007

	By:	/s/ Victor Sze
Victor Sze
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of OSI Systems, Inc. dated as of December 20, 2007